Exhibit 99.1

Paltalk, Inc. Reports Second Quarter 2021 Financial Results

Approximately 50% Increase in Second Quarter Net Income Compared to Prior Year Period; Completed Uplisting to the Nasdaq Capital Market, Ticker Remains “PALT”

JERICHO, NY, August 10, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc., (“Paltalk,” “the Company,” “we,” “our” or “us”) (Nasdaq: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the second quarter of 2021.

FINANCIAL AND BUSINESS HIGHLIGHTS:

●	Revenue for the three months ended June 30, 2021 increased by 1% to $3.4 million, compared to the three months ended June 30, 2020. This growth was driven primarily by an increase in technology service revenue of $0.1 million; revenue for the six months ended June 30, 2021 increased by 11% to $6.8 million, compared to the six months ended June 30, 2020;

●	Income from operations for the three months ended June 30, 2021 was $0.6 million which includes a non-cash impairment of approximately $0.2 million, an increase of $46 thousand compared to the three months ended June 30, 2020; while income from operations for the six months ended June 30, 2021 increased by $0.8 million compared to the six months ended June 30, 2020; and

●	Net income for the three months ended June 30, 2021, achieved $0.8 million, an increase of $0.3 million compared to the three months ended June 30, 2020; net income for the six months ended June 30, 2021, totaled $1.7 million an increase of $1.6 million compared to the six months ended June 30, 2020.

LIQUIDTY AND CAPITAL RESOURCES:

●	Achieved positive cash flow from operations of $0.6 million for the six months ended June 30, 2021, an improvement of $189 thousand compared to the six months ended June 30, 2020;

●	Cash and cash equivalents totaled $6.5 million at June 30, 2021, an increase of $0.9 million compared to December 31, 2020; and

●	Currently, the Company has no long-term debt on its balance sheet.

SUBSEQUENT EVENTS:

●	Completed an uplist of our common stock to The Nasdaq Capital Market on August 3, 2021, under the Company’s current ticker symbol “PALT”; and

●	Raised net proceeds of approximately $3.5 million in connection with our underwritten public offering of 1,333,310 shares of common stock (which includes the full exercise of the underwriter’s over-allotment option) at a price to the public of $3.00 per share.

Jason Katz, Chairman and CEO of Paltalk, commented, “The uplisting of our common stock to Nasdaq has been an important goal for us and we’re excited to have achieved this significant milestone in Paltalk’s evolution. Along with increasing our visibility in the marketplace, the uplisting has the potential to improve the liquidity of our stock, further broaden our institutional stockholder base and ultimately enhance long-term stockholder value. I would like to thank our investors, employees, and partners for their contribution towards the completion of the uplisting.”

“Our second quarter results were solid compared to the prior year period, during which the COVID-19 pandemic likely contributed to an increase in revenue and overall engagement as a result of the global shutdown. We sustained a revenue increase in the current second quarter and, coupled with continued tight expense control and the sale of some Props tokens, net income increased approximately 50% compared to the three months ended June 30, 2020. We have a strong balance sheet with good liquidity, no long-term debt and cash and cash equivalents of $6.5 million, an increase of approximately $1.0 million in the six months since year-end. With our successful capital raise, we now have a cash position of over $10.0 million which will be used for continued reinvestment in our business through further investment in marketing, development in applications and potential acquisitions. Paltalk has built good momentum over the last several quarters and we believe that we are well positioned for continued growth.”

Key Financial and Operating Metrics from Operations (unaudited):

(in thousands, except for percentages)

			Change
	Q2 2021	Q2 2020	$	%
Subscription revenue	$3,122	$3,211	$(89)	(2.8)%
Advertising revenue	75	58	17	29.3%
Technology service revenue	218	112	106	94.6%
Total revenues	$3,415	$3,381	$34	1.0%
Income from operations	$577	$531	$46	8.7%
Net income	$822	$532	$290	54.5%
Net cash provided by operating activities	$516	$406	$110	27.1%
Adjusted EBITDA (a non-GAAP measure)	$669	$594	$75	12.6%

			Change
	YTD 2021	YTD 2020	$	%
Subscription revenue	$6,261	$5,861	$400	6.8%
Advertising revenue	152	114	38	33.3%
Technology service revenue	374	127	247	194.5%
Total revenues	$6,787	$6,102	$685	11.2%
Income from operations	$986	$167	$819	490.4%
Net income	$1,738	$93	$1,645	1,768.8%
Net cash provided by operating activities	$612	$423	$189	44.7%
Adjusted EBITDA (a non-GAAP measure)	$1,204	$472	$732	155.1%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

2

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency ;and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

IR@paltalk.com

Stephanie Prince
PCG Advisory
sprince@pcgadvisory.com
646-863-6341

3

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of Net income to Adjusted EBITDA:
Net income	$821,684	$531,541	$1,738,413	$93,157
Interest expense (income), net	420	1,210	(2,047)	(10,977)
Other expense (income), net	-	(4,589)	-	56,042
Gain on extinguishment of term debt	-	-	(506,500)	-
Provision for income taxes	2,200	2,500	3,300	5,000
Gain on office lease termination	-	(141,001)	-	(141,001)
Impairment loss on digital tokens	184,737	-	184,737	-
Realized gain (loss) from sale of digital tokens	(247,293)	-	(247,293)	23,838
Depreciation and amortization expense	99,243	146,949	194,189	299,893
Stock-based compensation expense	(192,342)	57,183	(160,974)	146,389
Adjusted EBITDA	$668,649	$593,793	$1,203,825	$472,341

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net income adjusted to exclude interest expense (income), net, other expense (income), net, gain on the extinguishment of term debt, provision for income taxes, realized gain (loss) from sale of digital tokens, gain on office lease termination, impairment loss on digital tokens, depreciation and amortization expense and stock-based compensation expense. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Adjusted EBITDA does not reflect the realized gain (loss) from sale of digital tokens;

●	Adjusted EBITDA does not reflect the impairment loss on digital tokens;

●	Adjusted EBITDA does not reflect the gain on the extinguishment of term debt, gain on office lease termination and the provision for income taxes; and

●	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

4

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,501,712	$5,585,420
Accounts receivable, net of allowances of $3,648 as of June 30, 2021 and December 31, 2020, respectively	52,261	71,410
Deferred Offering Costs	212,420	-
Prepaid expense and other current assets	208,084	236,704
Total current assets	6,974,477	5,893,534
Operating lease right-of-use asset	34,946	68,967
Property and equipment, net	153,921	255,777
Goodwill	6,326,250	6,326,250
Intangible assets, net	288,877	381,210
Digital tokens	931,232	439,145
Digital tokens receivable	-	210,000
Other assets	13,937	13,937
Total assets	$14,723,640	$13,588,820

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$889,623	$742,141
Accrued expenses and other current liabilities	102,275	254,084
Operating lease liabilities, current portion	34,946	68,967
Digital tokens payable	272,984	123,397
Term debt, current portion	-	338,792
Deferred subscription revenue	2,011,363	2,058,721
Total current liabilities	3,311,191	3,586,102
Term debt, non-current portion	-	167,708
Total liabilities	3,311,191	3,753,810
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, and 6,916,404 shares issued and 6,906,454 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	6,917	6,917
Treasury stock, 9,950 shares at par as of June 30, 2021 and December 31, 2020	(10,859)	(10,859)
Additional paid-in capital	21,407,067	21,568,041
Accumulated deficit	(9,990,676)	(11,729,089)
Total stockholders’ equity	11,412,449	9,835,010
Total liabilities and stockholders’ equity	$14,723,640	$13,588,820

5

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Subscription revenue	$3,121,909	$3,210,619	$6,261,274	$5,860,742
Advertising revenue	75,462	57,856	152,283	113,523
Technology service revenue	218,432	112,000	374,248	126,952
Total revenues	3,415,803	3,380,475	6,787,805	6,101,217
Costs and expenses:
Cost of revenue	630,582	685,430	1,277,297	1,308,154
Sales and marketing expense	255,204	221,416	512,655	413,086
Product development expense	1,298,767	1,255,884	2,596,031	2,506,580
General and administrative expense	469,502	687,083	1,231,212	1,706,337
Impairment loss on digital tokens	184,737	-	184,737	-
Total costs and expenses	2,838,792	2,849,813	5,801,932	5,934,157
Income from operations	577,011	530,662	985,873	167,060
Interest (expense) income, net	(420)	(1,210)	2,047	10,977
Gain on extinguishment of term debt	-	-	506,500	-
Realized gain (loss) from the sale of digital tokens	247,293	-	247,293	(23,838)
Other income (expense), net	-	4,589	-	(56,042)
Income from operations before provision for income taxes	823,884	534,041	1,741,713	98,157
Provision for income taxes	(2,200)	(2,500)	(3,300)	(5,000)
Net income	$821,684	$531,541	$1,738,413	$93,157

Net income per share of common stock:
Basic	$0.12	$0.08	$0.25	$0.01
Diluted	$0.12	$0.08	$0.25	$0.01
Weighted average number of shares of common stock used in calculating net income per share of common stock:
Basic	6,906,454	6,869,027	6,906,454	6,871,299
Diluted	6,930,041	6,869,027	6,918,248	6,871,299

6

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$1,738,413	$93,157
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation of property and equipment	101,856	171,726
Amortization of intangible assets	92,333	128,167
Amortization of operating lease right-of-use assets	34,021	76,828
Gain on cancellation of office lease	-	(141,001)
Impairment loss on digital tokens	184,737	-
Realized (gain) loss from the sale of digital tokens	(247,293)	23,838
Write-off of note receivable	-	56,042
Gain on extinguishment of term debt	(506,500)	-
Stock-based compensation	(160,974)	146,389
Bad debt expense	(3,235)	-
Changes in operating assets and liabilities:
Digital tokens	(733,835)	-
Accounts receivables	22,384	117,900
Digital tokens receivable	210,000	(112,000)
Operating lease liability	(34,021)	(80,419)
Digital tokens payable	149,587	-
Deferred offering costs	(212,420)	-
Prepaid expenses and other current assets	28,620	(14,417)
Other assets	-	16,897
Accounts payable, accrued expenses and other current liabilities	(4,327)	(200,382)
Deferred subscription revenue	(47,358)	140,070
Net cash provided by operating activities	611,988	422,795
Cash flows from investing activities:
Proceeds from the sale of digital tokens	304,304	31,356
Net cash provided by investing activities	304,304	31,356
Cash flows from financing activities:
Borrowings of term debt	-	506,500
Purchase of treasury stock	-	(8,844)
Net cash provided by financing activities	-	497,656
Net increase in cash and cash equivalents	916,292	951,807
Balance of cash and cash equivalents at beginning of period	5,585,420	3,427,058
Balance of cash and cash equivalents at end of period	$6,501,712	$4,378,865

7